Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of China Lending Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2018 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHINA LENDING CORPORATION

Date: April 26, 2019	By:	/s/ Li Jingping
	Name:	Li Jingping
	Title:	President, Chief Executive Officer and Chairwoman
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)